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                                                                    EXHIBIT 25.2


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Telular Corporation Stock Incentive Plan of Telular Corporation and to the incorporation by reference therein of our report dated November 8, 1996 with respect to the consolidated financial statements and schedules of Telular Corporation included in its Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.




                                                              Ernst & Young LLP


Chicago, Illinois
January 17, 1997